Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Clean Energy Reports Gallons Delivered Rose 24% During The Third Quarter of 2012

SEAL BEACH, Calif.—(BUSINESS WIRE)— Clean Energy Fuels Corp. (NASDAQ: CLNE) (Clean Energy or the Company) today announced operating results for the third quarter and nine months ended September 30, 2012.

Gallons delivered (defined below) for the third quarter of 2012 totaled 50.9 million gallons, up 24% from 40.9 million gallons delivered in the same period a year ago.  For the nine months ended September 30, 2012, gallons delivered totaled 143.2 million gallons, up from 115.6 million gallons for the nine months ended September 30, 2011.

Revenue for the third quarter ended September 30, 2012 was $91.5 million, which is up from $72.1 million in the third quarter of 2011.  For the nine months ended September 30, 2012, revenue totaled $234.9 million, which is up from $206.5 million a year ago.  When comparing periods, the volumetric excise tax credit (VETC) revenue for the third quarter and first nine months of 2012 was $0 (as the VETC expired on December 31, 2011), compared to $4.5 million and $13.4 million for the third quarter and first nine months of 2011, respectively.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “I am very pleased that we were able to deliver a record level of gallons this quarter and feel that it is a testament to the continued growth of the industry.  We have made significant progress with the construction of America’s Natural Gas Highway and feel that we will have the necessary infrastructure in place to support the transition of the heavy-duty trucking market when the desired engine technology becomes commercially available in the first half of next year.”

Adjusted EBITDA for the third quarter of 2012 was $(3.1) million. This compares with adjusted EBITDA of $1.8 million in the third quarter of 2011.  For the nine months ended September 30, 2012, adjusted EBITDA was $(6.7) million, compared with $6.6 million for the same period in 2011.  Adjusted EBITDA is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

Non-GAAP loss per share for the third quarter of 2012 was $0.19, compared with a non-GAAP loss per share for the third quarter of 2011 of $0.11.  For the nine months ended September 30, 2012, non-GAAP loss per share was $0.52, compared with $0.26 per share for the first nine months of 2011.  Non-GAAP loss per share is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

On a GAAP basis, net loss for the third quarter of 2012 was $16.3 million, or $0.19 per share, and included a non-cash gain of $5.7 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, a non-cash charge of $6.0 million related to stock-based compensation, and foreign currency gains of $0.7 million on its IMW purchase notes.  This compares with a net loss for the third quarter of 2011 of $11.4 million, or $0.16 per share, which included a non-cash gain of $1.5 million related to marking to market the Series I warrants, $3.2 million of non-cash stock-based compensation charges, and foreign currency losses of $1.7 million on its IMW purchase notes.

Net loss for the nine month period ended September 30, 2012, which included a non-cash gain of $1.1 million related to the valuation of the Series I warrants, non-cash stock-based compensation charges of $16.5 million, and foreign currency gains of $0.7 million on its IMW purchase notes, was $59.5 million, or $0.69 per share.  This compares with a net loss for the nine months ended September 30, 2011 of $26.7 million, or $0.38 per share, which included a non-cash gain for the Series I warrants of $3.1 million, non-cash stock-based compensation charges of $10.1 million, and a foreign currency loss of $1.2 million on its IMW purchase notes.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. These limitations are compensated for by management by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, and plus or minus the foreign currency losses or gains on the Company’s purchase notes issued as part of the acquisition of IMW, the total of which is divided by the Company’s weighted average shares outstanding on a diluted bases. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the notes it issued to purchase IMW provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the business as opposed to the core operations of the Company.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in 000s, except per-share amounts)	2011	2012	2011	2012
Net Loss Attributable to Clean Energy Fuels Corp.	(11,354)	(16,321)	(26,726)	(59,520)
Stock Based Compensation, Net of Tax Benefits	3,161	6,044	10,093	16,492
Mark-to-Market Gain on Series I Warrants	(1,524)	(5,692)	(3,059)	(1,085)
Foreign Currency (Gain) Loss on IMW Purchase Notes	1,699	(741)	1,238	(691)
Adjusted Net Income (Loss)	(8,018)	(16,710)	(18,454)	(44,804)
Diluted Weighted Average Common Shares Outstanding	70,364,202	87,006,024	70,255,311	86,441,196
Non-GAAP Loss Per Share	$(0.11)	$(0.19)	$(0.26)	$(0.52)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on the Company’s notes issued as part of its acquisition of IMW, plus stock-based compensation charges, net of related tax benefits, and plus or minus any mark-to-market losses or gains on the Company’s Series I warrants. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(in 000s)	2011	2012	2011	2012
Net Loss Attributable to Clean Energy Fuels Corp.	(11,354)	(16,321)	(26,726)	(59,520)
Income Tax (Benefit) Expense	(960)	277	(2,872)	695
Interest Expense, Net	3,194	4,314	5,520	11,337
Depreciation and Amortization	7,554	9,047	22,396	26,098
Foreign Currency (Gain) Loss on IMW Purchase Notes	1,699	(741)	1,238	(691)
Stock Based Compensation, Net of Tax Benefits	3,161	6,044	10,093	16,492
Mark-to-Market Gain on Series I Warrants	(1,524)	(5,692)	(3,059)	(1,085)
Adjusted EBITDA	1,770	(3,072)	6,590	(6,674)

Gallons Delivered

The Company defines Gallons Delivered as its compressed natural gas (CNG), liquefied natural gas (LNG), renewable natural gas (RNG) and the gallons associated with providing operations and maintenance services delivered to its customers during the period.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).  Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471.  A telephone replay will be available approximately two hours after the call concludes through Wednesday, December 5, 2012 by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 402479. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America and a global leader in the expanding natural gas vehicle fueling market. We have operations in compressed natural gas (CNG) and liquefied natural gas (LNG) vehicle fueling and construction and operation of natural gas fueling stations. Wholly-owned subsidiaries include IMW Industries, Ltd., which supplies CNG equipment for vehicle fueling and industrial applications; NorthStar, which supplies LNG and liquefied to compressed natural gas (LCNG) fueling system technologies and equipment, station construction and operations; BAF Technologies, which provides natural gas vehicle systems and conversions for taxis, vans, pick-up trucks and shuttle buses; ServoTech Engineering, which provides design and engineering services for natural gas engine systems, and Clean Energy Renewable Fuels (CERF), which develops renewable natural gas (RNG), or biomethane, production facilities in the U.S.  For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding America’s Natural Gas Highway, future growth and sales opportunities in all of the Company’s markets, which include trucking, refuse, airport, taxi and transit, and the timeliness and availability of natural gas engines and natural gas heavy-duty trucks.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the Company’s failure to recognize the anticipated benefits of building America’s Natural Gas Highway, the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. long-haul, heavy-duty truck market, future availability of equity or debt financing needed to fund the growth of the Company’s business, the Company’s ability to source and supply sufficient LNG to meet the needs of its business, the Company’s ability to efficiently manage its growth and retain and hire key personnel, the acceptance of natural gas vehicles in the Company’s markets, the availability of natural gas vehicles, relaxation or waiver of fuel emission standards, the Company’s ability to compete successfully, the Company’s failure to manage risks and uncertainties related its international operations, construction and permitting delays at station construction projects, the Company’s ability to integrate acquisitions, the availability of tax and related government incentives for natural gas fueling and vehicles, compliance with governmental regulations and the Company’s ability to manage and grow its RNG business.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-Q filed on August 6, 2012 with the SEC (www.sec.gov) contains risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Clean Energy Fuels

Director of Investor Communications
562.936.7120

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2011 and 2012

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Revenue:
Product revenues	$64,237	$82,720	$184,292	$206,201
Service revenues	7,845	8,739	22,244	28,734
Total revenue	72,082	91,459	206,536	234,935
Operating expenses:
Cost of sales:
Product cost of sales	48,853	67,392	139,591	162,985
Service cost of sales	3,901	3,839	10,591	12,662
Derivative gains:
Series I warrant valuation	(1,524)	(5,692)	(3,059)	(1,085)
Selling, general and administrative	20,140	30,557	59,823	83,323
Depreciation and amortization	7,554	9,047	22,396	26,098
Total operating expenses	78,924	105,143	229,342	283,983
Operating loss	(6,842)	(13,684)	(22,806)	(49,048)
Interest expense, net	(3,194)	(4,314)	(5,520)	(11,337)
Other income (expense), net	(2,450)	1,914	(1,662)	1,578
Income from equity method investments	99	152	474	315
Loss before income taxes	(12,387)	(15,932)	(29,514)	(58,492)
Income tax benefit (expense)	960	(277)	2,872	(695)
Net loss	(11,427)	(16,209)	(26,642)	(59,187)
Loss (income) of noncontrolling interest	73	(112)	(84)	(333)
Net loss attributable to Clean Energy Fuels Corp.	$(11,354)	(16,321)	$(26,726)	(59,520)
Loss per share attributable to Clean Energy Fuels Corp.
Basic	$(0.16)	(0.19)	$(0.38)	(0.69)
Diluted	$(0.16)	(0.19)	$(0.38)	(0.69)
Weighted average common shares outstanding
Basic	70,364,202	87,006,024	70,255,311	86,441,196
Diluted	70,364,202	87,006,024	70,255,311	86,441,196

Included in net loss are the following amounts (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012
Construction Revenues	8.5	30.2	20.1	51.0
Construction Cost of Sales	(7.6)	(27.9)	(17.3)	(47.4)
Fuel Tax Credits	4.5	—	13.4	—
Stock-based Compensation Expense, Net of Tax Benefits	(3.2)	(6.0)	(10.1)	(16.5)